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                                                                   Exhibit 23.01

[NATHAN M. ROBNETT, C.P.A. LETTERHEAD]


SENT VIA FAX TO (512) 322-8143

November 24, 1999

Mr. Vince Mouer
Kuperman, Orr, Mouer & Albers
100 Congress Avenue, Suite 1400
Austin, Texas 78701



Dear Mr. Mouer,

I, Nathan M. Robnett, hereby consent to the use of my name as "independent auditor" (but not as "expert") and my Independent Auditor's Report dated October 13, 1999, and the Consolidated Financial Statements of DeMarco Energy Systems of America, Inc. as of June 30, 1999, including the respective notes thereto, and the separate Independent Auditor's Report dated June 5, 1999, and, the Consolidated Financial Statements of DeMarco Energy Systems of America, Inc. as of June 30, 1998, including the respective notes thereto, in the Registration Statement Form 10-SB of DeMarco emailed by you to our office November 23, 1999.

My consent is limited as described above and is valid until December 31, 1999. Any additional use or use after December 31, 1999 of my name will require my consent in each and every instance.

Sincerely,

/s/ NATHAN M. ROBNETT

Nathan M. Robnett



Copy Faxed to:
(512) 335-6380
Mr. Victor DeMarco
DeMarco Energy Systems of America, Inc.
12885 U.S. Highway 183, Suite 108-A
Austin, TX 78750